UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 11, 2009

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

DB G10 CURRENCY HARVEST MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB G10 Currency Harvest Fund – Delaware	16-6562496 (Fund)
DB G10 Currency Harvest Master Fund – Delaware	16-1756876 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC
60 Wall Street
New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-33020

001-33021

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

DB Commodity Services LLC, the managing owner (the “Managing Owner”) of PowerShares DB G10 Currency Harvest Fund (the “Fund”) and DB G10 Currency Harvest Master Fund (the “Master Fund”), has determined that distributions will not be made to the shareholders of the Fund for the calendar year ending December 31, 2009.

As disclosed in the Fund’s prospectus, the Fund makes distributions at the discretion of the Managing Owner. To the extent that the Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeded the actual and projected fees and expenses of the Fund and the Master Fund, the Managing Owner has periodically made distributions of a substantial portion of the estimated amount of such excess. In the current interest rate environment, the Master Fund’s interest income has not exceeded the fees and expenses of the Fund and the Master Fund, therefore, the Managing Owner has determined not to make distributions for the calendar year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC, its Managing Owner

	By:	/s/ HANS EPHRAIMSON
	Name:	Hans Ephraimson
	Title:	Chief Executive Officer

	By:	/s/ MICHAEL GILLIGAN
	Name:	Michael Gilligan
	Title:	Principal Financial Officer

DB G10 Currency Harvest Master Fund

By:	DB Commodity Services LLC, its Managing Owner

	By:	/s/ HANS EPHRAIMSON
	Name:	Hans Ephraimson
	Title:	Chief Executive Officer

	By:	/s/ MICHAEL GILLIGAN
	Name:	Michael Gilligan
	Title:	Principal Financial Officer

Date: December 11, 2009

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